EXHIBIT 32.3

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David K. Spohr, Vice President and Director of Fund Administration of the Managing Owner, Preferred Investment Solutions Corp. (the “Managing Owner”), of Diversified Futures Trust I (the “Trust”), hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Trust’s Annual Report on Form 10-K for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ David K. Spohr
David K. Spohr
Vice President and Director of Fund Administration
March 31, 2006